Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-191105 on Form S-8 of our report dated February 27, 2013, relating to the consolidated financial statements of Masonite International Corporation, appearing in this Annual Report on Form 10-K of Masonite International Corporation for the year ended December 29, 2013.

/s/ DELOITTE LLP

Chartered Professional Accountants, Chartered Accountants
Licensed Public Accountants

Toronto, Canada
February 27, 2014